Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-117795 of Fomento Económico Mexicano, S.A. de C.V., on Form F-3 of our report dated February 11, 2005, except with respect to Notes 26 and 27, as to which the date is March 16, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the acquisition of Panamerican Beverages, Inc. and the restatement of the reconciliation to U.S. GAAP as of December 31, 2003 and for the two years then ended for the deconsolidation of Coca-Cola FEMSA, for U.S. GAAP purposes only), appearing in the Annual Report on Form 20-F of Fomento Económico Mexicano, S.A. de C. V. for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu

/s/    Gabriel González Martínez

C.P.C. Gabriel González Martínez

Monterrey, N.L., Mexico

May 11, 2005